UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2014

CANNAVEST CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Avenue, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 13, 2014, CannaVEST Corp. (the “Company”) entered into a Stock Purchase and Transfer Agreement (the “Agreement”) with PhytoSPHERE Systems, LLC (“PhytoSPHERE”), a stockholder of the Company, pursuant to which the Company disposed of 3,059,439 shares of the Series A Preferred Stock and 24,623,000 shares of the common stock of KannaLife Sciences, Inc. (the “KannaLife Stock”) in exchange for 500,000 shares of the Company’s common stock which had previously been issued to PhytoSPHERE. The KannaLife Stock represents 100% of the Company’s ownership in KannaLife Sciences, Inc.

The disclosure set forth below under paragraph 4 of Item 5.02 regarding the Offer Letter (as defined below) is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under paragraph 1 of Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2014, the Board of Directors of the Company appointed Joseph Dowling as the Chief Financial Officer of the Company. The Company did not have a Chief Financial Officer prior to Mr. Dowling’s appointment.

Prior to his appointment, Mr. Dowling, age 57, held the position of Senior Consultant with RGP, a global consulting firm, providing finance, internal and external regulatory reporting expertise to a range of clients. From 2005 to 2012, Mr. Dowling held the position of chief financial officer of MediVas, LLC, a life science company, and from 1998 to 2005 served as a Managing Director at Citigroup, a global financial services firm. Earlier in his career, Mr. Dowling served in various finance and accounting roles in both public accounting and in the banking industry. Mr. Dowling holds a Bachelor of Arts from the University of California, Los Angeles in Economics and is a certified public accountant.

There is no arrangement or understanding between Mr. Dowling and any other person pursuant to which he was selected as an executive officer. There are no family relationships between Mr. Dowling and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer and the Company has not entered into any transactions with Mr. Dowling that are reportable pursuant to Item 404(a) of Regulation S-X.

In connection with the commencement of Mr. Dowling’s employment, Mr. Dowling accepted an Offer Letter presented by the Company, effective as of June 16, 2014 (the “Offer Letter”). The Offer Letter provides that Mr. Dowling will report to the Chief Executive Officer of the Company, enter into a customary confidentiality and invention assignment agreement with the Company and his compensation will consist of the following components:

•	A base salary at an annualized rate of $200,000;
•	An equity issuance of 200,000 shares of restricted common stock of the Company, which will be issued in four equal installments beginning June 16, 2015 and continuing annually thereafter, subject to approval by the Company’s Board of Directors and Mr. Dowling’s continued employment;
•	Group health insurance coverage and other employment benefits on the same terms as other employees of the Company; and
•	A severance package on terms to be determined pursuant to the terms of a separate agreement with the Company.

As an officer of the Company, Mr. Dowling will be eligible to participate in the Company’s 2013 Equity Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.01	Offer Letter, effective as of June 16, 2014, by and between the Company and Joseph Dowling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2014

CANNAVEST CORP.

By:	/s/ Michael Mona, Jr.
Michael Mona, Jr. President and Chief Executive Officer